Exhibit 10.11

RESTRICTED SHARE AWARD AGREEMENT

This Restricted Share Award Agreement (this “Agreement”) is made and entered into as of ______________ (the “Grant Date”) by and between EUPEC International Group Limited, a Cayman Islands company (the “Company”), and ___________ (the “Grantee”).

BACKGROUND

WHEREAS, the Company has adopted the EUPEC International Group Limited 2025 Equity Incentive Plan (the “Plan”) pursuant to which Awards of Restricted Shares may be granted; and

WHEREAS, the Administrator has determined that it is in the best interests of the Company and its shareholders to grant the Award of Restricted Shares provided for herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Shares. Pursuant to Section 7 of the Plan, the Company hereby grants to the Grantee on the Grant Date an Award of Restricted Shares consisting of, in the aggregate, __________ Shares (the “Restricted Shares”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2. Consideration. The grant of the Restricted Shares is made in consideration of the services rendered or to be rendered by the Grantee to the Company.

3. Vesting.

3.1. Except as otherwise provided herein, the Restricted Shares will vest in accordance with the following schedule:

●	[vesting schedule]

●	[vesting schedule]

The period over which the Restricted Shares vest is referred to as the “Period of Restriction.” The Restricted Shares which have vested and are no longer subject to forfeiture are referred to as “Vested Shares” and all Restricted Shares which have not become Vested Shares are referred to as “Nonvested Shares.”

3.2. The foregoing vesting schedule notwithstanding, if Grantee’s service with the Company or any Affiliate ceases for any reason other than Grantee’s (a) death, (b) Disability, or (c) Retirement, any Nonvested Shares will be automatically forfeited to the Company upon such termination of service and neither the Company or any Affiliate shall have any further obligations to the Grantee under this Agreement or the Plan. In the event of Grantee’s death or if Grantee’s employment by or service to the Company is terminated for Disability or Retirement, all of the Nonvested Shares shall vest as of the date of such termination. “Retirement” means Grantee’s retirement from Company employ as determined in accordance with the policies of the Company or its Affiliates in good faith by the Board, which determination will be final and binding on all parties concerned.

4. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Period of Restriction, the Nonvested Shares or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Nonvested Shares or the rights relating thereto during the Period of Restriction shall be wholly ineffective and, if any such attempt is made, the Nonvested Shares will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5. Shareholder Rights.

5.1. The Grantee shall be the record owner of the Restricted Shares until the Restricted Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such Restricted Shares and receive all dividends or other distributions paid with respect to such Restricted Shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid.

5.2. The Company may issue certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. The Company has the right to retain the certificates evidencing Nonvested Shares in the Company’s possession until such time as all restrictions applicable to such Nonvested Shares have been satisfied. A legend may be placed on any certificate(s) or other document(s) evidencing the Restricted Shares indicating restrictions on transferability of the Restricted Shares pursuant to this Agreement or any other restrictions that the Administrator may deem advisable under and the Plan and any Applicable Law.

5.3. If the Grantee forfeits any rights he or she has under this Agreement in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Nonvested Shares and shall no longer be entitled to vote or receive dividends on such Nonvested Shares.

6. No Right to Continued Service. The issuance of the Restricted Shares is not to be construed as granting to the Grantee any right with respect to continuance of employment or any service with the Company or any of its Affiliates. The right of the Company or any Affiliate to terminate at will the Grantee’s employment or terminate Grantee’s service at any time (whether by dismissal, discharge or otherwise), with or without Cause, is specifically reserved, subject to any other written employment or other agreement to which the Company or any Affiliate and Grantee may be a party.

7. Adjustments. If any change is made to the outstanding Shares or the capital structure of the Company, if required, the Restricted Shares shall be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.

8. Tax Liability and Withholding.

8.1. The Company has the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy national, federal, state, provincial and local taxes (including income and employment taxes) required by Applicable Laws to be withheld with respect to the grant and vesting of the Restricted Shares.

8.2. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Shares or the subsequent sale of any Restricted Shares; and (b) does not commit to structure the Restricted Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9. Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the U.S. Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

10. Compliance with Law. The issuance and transfer of Restricted Shares shall be subject to compliance by the Company and the Grantee with all Applicable Laws. No Restricted Shares shall be issued or transferred unless and until any then applicable requirements of Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Restricted Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal executive offices as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to the Grantee. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

13. Interpretation. The Restricted Shares are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith. The Administrator will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator will be final and binding on the Company and the Grantee.

14. Restricted Shares Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Shares in this Agreement does not create any contractual right or other right to receive any Restricted Share or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment or service relationships with the Company.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and the Plan, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Amendment; Waiver. The Administrator has the right to amend, alter, suspend, discontinue or cancel the Restricted Shares, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

19. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Shares or disposition of the Restricted Shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

22. Undertaking. The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement.

23. Clawback. Pursuant to Section 20 of the Plan, the award and any Restricted Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or adopted by the Company thereafter, including, without limitation, the Company’s policy for the recovery of erroneously awarded compensation, or any other equivalent policy then in effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date set forth above.

COMPANY:

EUPEC International Group Limited

By:
Name:
Title:

Address:

GRANTEE:

(Signature)

(Name)

Address:

SSN: